UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 7, 2011

APAC Customer Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Illinois	0-26786	36-2777140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2201 Waukegan Road, Suite 300, Bannockburn, Illinois		60015
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	847-374-4980

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

One June 7, 2011, APAC Customer Services, Inc. held its Annual Meeting of Stockholders. At the meeting, the shareholders voted as indicated below on the following proposals:

1. Election of directors for a one year term of office expiring at the 2012 Annual Meeting of Shareholders.

Nominees	For	Withheld	Broker Non Votes
Katherine Andreasen	40,185,624	4,724,450	3,226,183
Kevin T. Keleghan	41,576,470	3,333,604	3,226,183
John J. Park	40,208,299	4,701,775	3,226,183
Theodore G. Schwartz	41,628,329	3,281,745	3,226,183
Samuel K. Skinner	37,732,738	7,177,336	3,226,183
John L. Workman	40,039,633	4,870,441	3,226,183

2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm.

For	Against	Abstentions	Broker Non-Votes
48,001,692	125,785	8,780	—

3. Approval, on an advisory basis, of the compensation of our Named Executive Officers.

For	Against	Abstentions	Broker Non-Votes
35,499,664	8,433,036	977,074	3,226,183

The shareholders approved Proposal 3, a non-binding advisory vote.

4. Approval, on an advisory basis, of the frequency of the shareholder vote on the compensation of our Named Executive Officers (every 1, 2 or 3 years).

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
42,089,720	23,315	1,818,100	978,939	3,226,183

The shareholders approved an annual frequency with respect to Proposal 4, a non-binding advisory vote.

Based on the results of this non-binding advisory vote, the Board of Directors of the Company has determined that future advisory votes on the compensation of our Named Executive Officers will be held annually and will be included in the proxy materials for each Annual Meeting, until the next required vote on the frequency of the advisory vote on the compensation of our Named Executive Officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APAC Customer Services, Inc.

June 10, 2011	By:	/s/Robert B. Nachwalter

Name: Robert B. Nachwalter
Title: SVP and General Counsel